UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2008

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On April 7, 2008, The Education Resources Institute, Inc. (“TERI”) filed a voluntary petition for reorganization (the “TERI Reorganization”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”).

On June 23, 2008, the Bankruptcy Court entered an order (the “Order”) approving a motion by TERI to (i) reject agreements with The First Marblehead Corporation (the “Corporation”) and its affiliates and (ii) enter into a new transition services agreement (the “Transition Services Agreement”) with the Corporation and First Marblehead Education Resources, Inc., a wholly owned subsidiary of the Corporation (“FMER”). As disclosed in its quarterly report on Form 10-Q filed on May 12, 2008 (the “Form 10-Q”), the Corporation expected TERI to seek termination of the agreements in the context of the TERI Reorganization.

As a result of the Order, each of the following agreements, as amended or supplemented to date, was terminated effective as of May 31, 2008:

•

Master servicing agreement, dated July 1, 2001, among TERI, FMER and the Corporation (the “Master Servicing Agreement”), pursuant to which FMER provided to TERI loan origination services, as well as other services including technical support, guarantee claims management, collections management and administrative services;

•

Master loan guaranty agreement, dated February 9, 2001, between TERI and the Corporation, pursuant to which TERI had a right of first refusal to guarantee loans under existing and future private label loan programs facilitated by the Corporation;

•

Database sale and supplementation agreement, dated June 20, 2001, among TERI, FMER and the Corporation (the “Database Agreement”), pursuant to which TERI provided certain updated loan performance data to the Corporation to supplement the Corporation’s existing loan database; and

•

Marketing services agreement, dated July 1, 2001, between TERI and FMER, as assignee of TERI Marketing Services, Inc., a wholly owned subsidiary of FMER, pursuant to which FMER provided certain marketing-related services to TERI.

Each of the agreements was included as an exhibit to the Corporation’s annual report on Form 10-K for the fiscal year ended June 30, 2007. The Transition Services Agreement, the terms of which are summarized under Item 8.01 below, sets forth certain arrangements among TERI, the Corporation and FMER following termination of the agreements.

As a result of the terminations, among other things:

•

The Corporation will not receive processing fees from TERI pursuant to the Master Servicing Agreement for any period after May 31, 2008. During the first nine months of fiscal 2008, the Corporation received $108.9 million in processing fees from TERI pursuant to the Master Servicing Agreement. Beginning on June 1, 2008, the Corporation will instead receive fees from TERI as set forth in the Transition Services Agreement.

•	The Corporation is not obligated to use TERI as a third-party provider of borrower default guarantees for its clients’ private label loan programs.

•

TERI will no longer reimburse FMER pursuant to the Master Servicing Agreement for internal or external expenses relating to default prevention activities for TERI-guaranteed loans held by securitization trusts facilitated by the Corporation (“Securitized Loans”).

•

The Corporation will no longer be obligated to pay for, and no longer have the right to receive, updated performance data with regard to TERI-guaranteed loans not held by securitization trusts facilitated by the Corporation (“Non-securitized Loans”). The Corporation has rights independent of TERI to performance data with respect to over $12 billion of Securitized Loans.

Item 8.01.	Other Events

Transition Services Agreement with TERI

The effectiveness of the Transition Services Agreement is conditioned upon, among other things, the timely receipt by FMER of all amounts due under the Master Servicing Agreement for the period between the date of the filing of TERI’s petition and May 31, 2008. FMER has a general unsecured claim with regard to approximately $17.5 million of processing fees from TERI that were due, but unpaid, prior to the filing of TERI’s petition on April 7, 2008.

Pursuant to the Transition Services Agreement:

•

FMER has agreed to provide origination services to TERI in connection with the processing and funding of “pipeline” loans for which an application is received on or before the later of (i) termination of the Transition Services Agreement and (ii) the date that is 60 days after all lenders suspend or terminate their programs with TERI. FMER will charge TERI a fee equal to the amount of the origination fee that the lender is obligated to pay TERI pursuant to the lender’s loan origination agreement with TERI.

•

FMER has agreed to provide guaranty claims review and processing services to TERI with regard to Securitized Loans and Non-securitized Loans. FMER will charge TERI a fixed fee per loan for such services, but with regard to Securitized Loans, such fee will be payable as an offset against TERI’s residual interests in securitization trusts.

•

FMER will provide oversight and administration services with regard to collections on defaulted loans. TERI has agreed to continue to remit payments owed to third-party collection agencies, which amounts the collection agencies generally net out of recoveries being remitted to TERI. With respect to Securitized Loans, to cover FMER’s administrative costs, TERI has agreed pay FMER a fixed percentage of gross dollars recovered (the “Administrative Fee”) plus a fixed fee that TERI would have otherwise retained from amounts recovered. To the extent that the Bankruptcy Court enters an order or otherwise determines that the securitization trusts have a first priority, valid, enforceable perfected security interest in all “Recoveries” (as defined in the applicable deposit and security agreements), TERI will not be required to pay to FMER the Administrative Fee after the date of such order.

•

FMER will provide TERI, by no later than July 31, 2008, with (i) the data comprising the Loan Database (as defined in the Database Agreement) to the extent such data is or has been received by TERI solely in connection with its business as a loan guarantor and is stored, maintained or held by FMER and is data owned by TERI and (ii) a copy of certain additional data to which TERI is entitled under its existing agreements.

•

Notwithstanding the termination of the Database Agreement, (i) FMER continues to possess all right, title and interest in its Delivered Database (as defined in the Database Agreement), subject to the FMER Restrictions (as defined in the Database Agreement) and (ii) the Loan Database (as defined in the Database Agreement) transferred by FMER to TERI pursuant to the Transition Services Agreement shall remain subject to the TERI Restrictions (as set forth in the Database Agreement).

•

FMER has agreed to maintain certain infrastructure-related services and support, including availability of internal and external network connectivity and maintenance of existing interfaces for certain business applications, and to cooperate regarding independent provision by TERI of certain business software and systems. TERI has agreed to a fixed monthly rate with respect to certain services and a fixed hourly rate for certain other services.

The Transition Services Agreement has a term through July 31, 2008, provided that TERI has a right to renew the term for (i) one additional 30-day period by providing notice to the Corporation by July 15, 2008 and (ii) a second 30-day period subject to the consent of the Corporation, which consent will not be unreasonably withheld, by providing notice to the Corporation by August 12, 2008. TERI has the right to terminate any specific service provided pursuant to the Transition Services Agreement upon 10 business days notice to the Corporation.

Motion to Resume Payment of Guaranty Claims from Pledged Accounts

On June 23, 2008, the Bankruptcy Court entered an order approving a motion by TERI to purchase defaulted loans using cash in pledged accounts (the “Pledged Accounts”) established for the benefit of certain securitization trusts.

The order was granted subject to the following:

•

The committee of unsecured creditors (the “Creditors Committee”) or any other person or entity has the right to challenge the validity, perfection, priority or enforceability of the trusts’ security interests in (i) the Pledged Accounts within 14 days following the order, (ii) funds transferred to the Pledged Accounts after the filing of TERI’s petition for reorganization (the “Post-Petition Transfers”) within 45 days following the order and (iii) collateral securing TERI’s guaranty obligations other than the Pledged Accounts and the Post-Petition Transfers (such as Recoveries) within 60 days following the order.

•

Recoveries that have not been transferred to a Pledged Account will be placed in a segregated account and held in such account until the earliest of (i) the 61st day following the order and (ii) the entry of an order by the Bankruptcy Court directing the disposition, transfer or other use of funds in such account.

The order does not permit TERI to purchase any defaulted loans with funds from TERI’s general operating accounts.

The Corporation is authorized pursuant to the order to continue providing and receiving reimbursement for guaranty claims review and processing services, as well as collections oversight and administration services, for Securitized Loans at the rates set forth in the Transition Services Agreement after termination of the Transition Services Agreement. The order also provides that in the event that the Corporation maintains default prevention activities in respect of Securitized Loans, to the extent that the Corporation demonstrates that such efforts resulted in an increase in the value of a trust’s residual interests, then the costs of such default prevention activities will be offset against TERI’s residual interest in such trust to fairly apportion the costs to TERI as a beneficiary. The Corporation’s rights survive the termination of the Transition Services Agreement.

Capital Contributions to Trusts for purposes of Default Prevention Activities

On June 20, 2008, the Corporation’s Board of Directors authorized indirect cash capital contributions to certain securitization trusts, in the aggregate amount of approximately $10.5 million, for the purpose of paying the projected costs of default prevention services to be performed by third parties for such trusts during fiscal 2009. The contributed funds were deposited into newly formed, segregated accounts maintained for the trusts by a third-party securities intermediary. The indenture trustee for each trust was granted a security interest, for the benefit of the trust’s noteholders, in the newly formed accounts.

Termination of RBS Agreements

The Corporation stated in the Form 10-Q that it expected the guaranty agreements or loan origination agreements that TERI has with a significant number of the Corporation’s clients to be terminated in the context of the TERI Reorganization.

On June 11, 2008, the Bankruptcy Court entered an order approving a motion by TERI to terminate the loan origination agreements (“Loan Origination Agreements”) and guaranty agreements (“Guaranty Agreements”) between TERI and RBS Citizens, N.A., successor in interest to Charter One Bank, N.A. and Citizens Bank of Rhode Island (“RBS”). RBS assented to the motion.

Pursuant to the Loan Origination Agreements, TERI agreed to provide origination services (the “Origination Services”) for private student loan programs funded by RBS (the “RBS Programs”). Pursuant to the Guaranty Agreements, TERI agreed to guaranty the repayment of principal and interest on defaulted RBS Program loans.

Although the Corporation was not party to the Loan Origination Agreements or the Guaranty Agreements, the Corporation has the right to facilitate securitization of certain RBS Program loans, subject to the terms and conditions of note purchase agreements (“NPAs”) between RBS and the Corporation. As a result of termination of the Loan Origination Agreements, the origination of RBS Program loans available for future securitization by the Corporation will cease, including origination of loans pursuant to the Astrive Loan Program and the NextStudent Loan Program.

In addition, as a result of the termination of the Origination Agreement and the Guaranty Agreement relating to the Astrive Loan Program, either the Corporation or RBS could elect to terminate the marketing coordination agreement, dated as of April 26, 2008, between RBS and the Corporation relating to the Astrive Loan Program. On June 26, 2008, RBS and the Corporation agreed to terminate such marketing coordination agreement.

The NPAs relating to the Astrive Loan Program and the NextStudent Loan Program remain in effect, such that RBS and the Corporation have continuing obligations to sell and purchase loans that were originated pursuant to these RBS Programs prior to termination of the Loan Origination Agreements and the Guaranty Agreements. Union Federal Savings Bank, a wholly owned subsidiary of the Corporation, has also funded the Astrive Loan Program, although it is not doing so as of the date of this current report.

Availability of Securitization Models via Intex Solutions, Inc.

Intex Solutions, Inc. is an unaffiliated third party that provides its subscribers with deal modeling platforms and periodic updates on asset and liability data for structured finance transactions.

In an effort to increase transparency and liquidity in the private student loan asset-backed securities (“ABS”) market, the Corporation periodically provides to Intex Solutions “rep lines” for twelve of the private student loan securitizations that the Corporation has structured. “Rep lines” include current aggregate parameters with respect to subgroups of loans with similar characteristics held by a securitization trust, but do not include loan-specific information or identifying information. The data is provided by the Corporation as a convenience to ABS and other investors that subscribe to Intex Solutions and is for informational purposes only.

Requests for information about Intex Solutions and its services may be emailed to sales@intex.com. The Corporation assumes no responsibility for any information or statements provided by Intex Solutions and does not guaranty the accuracy or completeness of any such information. The Corporation shall not be liable in any way to the user of such information or to any other person for any delays, inaccuracies, errors in, or omissions of any such data or the transmission thereof, or for any actions taken in reliance thereon or for any damages arising therefrom.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: June 26, 2008	By:	/S/ PETER B. TARR
Peter B. Tarr
Chairman of the Board and General Counsel